UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2025

MasterBrand, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41545	88-3479920
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 Enterprise Parkway, Suite 300 Beachwood, Ohio	44122
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 877-622-4782

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MBC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously disclosed, on August 5, 2025, MasterBrand, Inc., a Delaware corporation (“MasterBrand”), entered into an Agreement and Plan of Merger (the “Merger Agreement,” and the transactions contemplated thereby, the “Merger”) with American Woodmark Corporation, a Virginia corporation (“American Woodmark”), and Maple Merger Sub, Inc., a Virginia Corporation and a wholly owned subsidiary of MasterBrand.

On November 7, 2025, MasterBrand and American Woodmark each received a Request for Additional Information and Documentary Material (the “Second Request”) from the U.S. Federal Trade Commission (the “FTC”) in connection with the Merger.

The Second Request was issued under notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). The effect of the Second Request is to extend the waiting period imposed by the HSR Act until 30 days after MasterBrand and American Woodmark have substantially complied with the request, unless that period is extended voluntarily by the parties or terminated sooner by the FTC.

MasterBrand and American Woodmark intend to continue working cooperatively with the FTC to obtain regulatory clearance for the Merger as expeditiously as possible. The Merger remains subject to the satisfaction or waiver of other customary closing conditions.

MasterBrand and American Woodmark currently expect the Merger to close in early 2026.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K, other than purely historical information, including, but not limited to, statements as to the likelihood and anticipated timing of the closing of the proposed transaction, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements preceded by, followed by or that otherwise include the word “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could,” are generally forward-looking in nature and not historical facts. Where, in any forward-looking statement, an expectation or belief is expressed as to future results or events, such expectation or belief is based on the current plans and expectations of the management of MasterBrand or American Woodmark, as applicable. Although MasterBrand and American Woodmark, as applicable, believe that these statements are based on reasonable assumptions, they are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those indicated or implied in such statements. These factors include a failure by either party or both parties to satisfy one or more of the closing conditions set forth in the merger agreement, including a failure to obtain any required regulatory or governmental approvals; the occurrence of events or changes in circumstances that give rise to the termination of the merger agreement by either party or a delay in the closing of the transaction; potential litigation relating to the transaction; the effect of the proposed transaction on the ability of either party to retain customers, maintain relationships with suppliers and hire and retain key personnel; the effect of the proposed transaction and the announcement of the proposed transaction on the parties’ stock prices; disruptions in the ordinary course business of either party resulting from the transaction; the continued availability of capital and financing and any rating agency actions related to the transaction or otherwise; the risk that certain limitations in the merger agreement may impact either party’s ability to pursue certain business opportunities or strategic transactions; the diversion of the attention and time of management of either party from ordinary course business operations to the transaction and transaction-related issues; the impact of transaction and/or integration costs and any increases in such costs; the existence of unknown liabilities; the ability of MasterBrand to successfully integrate American Woodmark into its business and operations; and the risk that any anticipated economic benefits, cost savings or other synergies are not fully realized or take longer to realize than expected. Other factors include those listed under “Risk Factors” in Part I, Item 1A of MasterBrand’s Annual Report on Form 10-K for the fiscal year ended December 29, 2024, Part II, Item 1A of MasterBrand’s Quarterly Report on Form 10-Q for the quarterly period ended March 30, 2025, Part II, Item 1A of MasterBrand’s Quarterly Report on Form 10-Q for the quarterly period ended June 29, 2025, Part II, Item 1A of MasterBrand’s Quarterly Report on Form 10-Q for the quarterly period ended September 28, 2025, Part I, Item 1A of American Woodmark’s Annual Report on Form 10-K for the fiscal year ended April 30, 2025, Part II, Item 1A of American Woodmark’s Quarterly Report on Form 10-Q for the quarterly period ended July 31, 2025, and other MasterBrand and American Woodmark filings with the SEC.

The forward-looking statements included in this Current Report on Form 8-K are made as of the date of this Current Report on Form 8-K and, unless legally required, neither MasterBrand nor American Woodmark undertakes any obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2025

MASTERBRAND, INC.

By:	/s/ R. David Banyard, Jr.
Name:	R. David Banyard, Jr.
Title:	President & Chief Executive Officer